SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                Amendment No. 1
                                       to
                                   FORM 8-K/A

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                   June 29, 1995

                               HEALTHWATCH, INC.
             (Exact name of registrant as specified in its charter)

                                   Minnesota
                 (State or other jurisdiction of incorporation)

0-11476                                                               84-0916792
(Commission File Number)                     IRS Employer Identification Number)

2445 Cades Way, Vista, California                                          92083
(Address of principal executive office)                               (Zip Code)

Registrant's telephone number, including area code                 (619)598-4333


Item 5.  Other Events.

On May 19, 1995, the Company commenced an offering of 1,400,000 Units of its securities, each Unit consisting of four shares of Common Stock, par value $.01 per share, and two Redeemable Common Stock Purchase Warrants, each Warrant entitling the holder to purchase one share of Common Stock at a price of $.75 per share. The offering price for the Units is $1.00 per Unit. The offering is being made pursuant to a Registration Statement filed with the Securities and Exchange Commission (Registration No. 33-88126). For the offering to be effective, subscriptions must be received for a minimum of 750,000 Units. Prior to the offering, the Company had obtained standby commitments to purchase up to 250,000 Units.

On June 29, 1995, the Company had subscriptions, including the standby commitments, for 750,000 Units. The offering is continuing and is not expected to be terminated until the full 1,400,000 Units are subscribed for or August 17, 1995, the expiration date for the offering.

The following tables present certain financial data for the two and eleven months ended May 31, 1995 and as of May 31, 1995, adjusted to reflect the issuance of 750,000 Units.



Statement of Income Data:



                  Nine Months Ended  Two Months Ended  Eleven Months Ended
                    March 31, 1995     May 31, 1995       May 31, 1995

Product sales        $ 2,953,238         $ 469,670         $ 3,422,908
Gross margin             843,851           132,753             976,604
Loss from
  operations          (1,271,156)         (222,822)         (1,493,978)
Net loss              (1,284,795)         (164,052)         (1,448,847)


Balance Sheet Data:


                                               May 31, 1995
                               Actual         Adjustment (1)   As Adjusted (1)

Current Assets              $ 1,686,470         $558,009        $ 2,244,479
Total Assets                  3,346,187          558,009          3,904,196
Current Liabilities           1,313,638             --            1,313,638
Long-term Debt                  580,000             --              580,000
Accumulated Deficit          (9,637,299)            --           (9,637,299)
Shareholders' Equity          1,452,549          558,009          2,010,558

____________________

(1) Adjusted to reflect net proceeds ($558,009) from issuance of 750,000 Units at $1.00 per Unit. At June 29, 1995, the Company had subscriptions for 750,000 Units, the minimum required for the offering to be effective. A maximum of 1,400,000 Units may be sold pursuant to the offering, which is being made by the Company on a best efforts basis.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

                                            HEALTHWATCH, INC.

Dated July 18, 1995                         By: /s/ Annette D. Agner
                                                    Annette D. Agner
                                                    Controller


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